UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2013

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2013, by unanimous written consent of the Board of Directors (the “Board”) of Golden Minerals Company (“Golden Minerals” or the “Company”), the Board appointed Andrew Pullar to serve as a director of the Company commencing July 1, 2013, filling a newly created vacancy. Mr. Pullar has over 20 years of experience in the natural resources industry. Mr. Pullar is the Chief Executive Officer and a Director of The Sentient Group (“Sentient”), which is the Company’s largest stockholder holding approximately 19.9% of the Company’s outstanding common stock. From March 2009 until March 2013, Mr. Pullar held various senior investment management positions with Sentient. Prior to joining Sentient in 2009, Mr. Pullar worked as a portfolio manager for Baker Steel Capital Managers in London and Sydney from 2004 to 2009. Prior to this, Mr. Pullar was a senior metals and mining analyst at AME Mineral Economics in Sydney, worked as a mining engineering consultant for Behre Dolbear in London and Sydney and served in various mining engineering and production positions at De Beers and Gold Fields in South Africa. Mr. Pullar holds a degree in Mining Engineering from the University of the Witwatersrand, a South African Mine Managers Certificate and the UK Society of Investment Professionals Investment Manager Certificate (IMC). He is also a member of the Australasian Institute of Mining and Metallurgy.

Mr. Pullar will be entitled to receive the same compensation for service as a non-employee director as is currently provided to the other non-employee directors serving on the Board. In connection with his appointment to the Board, Mr. Pullar was granted, effective July 1, 2013, restricted stock units pursuant to the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan, valued at $100,000 on the date of grant, which is the same value of restricted stock units granted to the other non-employee directors in May 2013. Mr. Pullar’s restricted stock units will vest on the first to occur of (i) the first anniversary of the grant date and (ii) a Change of Control as defined in the Company’s 2009 Equity Incentive Plan, and each unit represents a contingent right to receive one share of Golden Minerals’ common stock on the date on which Mr. Pullar ceases to be a member of the Board. As a result of certain internal requirements of Sentient, Mr. Pullar will remit to Sentient the cash compensation and common stock issued pursuant to the restricted stock units that are received by Mr. Pullar for serving on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer